UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 31, 2008

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Regency Property Group, Inc.

(Exact name of registrant as specified in its charter)

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DE	000-49978	20-2443790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4465 Pacific Coast Highway B306, Torrance, CA 90505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 694-8608

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

Termination of Material Definitive Agreements

a) Transfer of Stay Entitlements Agreement

On March 17, 2005, the Company issued 4,000,000 shares of its restricted common stock at $2.50 per share to Island Regency Group Ltd f/k/a Meridian Pacific Investments Ltd (“Island Regency”), in total consideration of $10 million dollars, for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk (“ICON”) and 4,000,000 rights. The rights were issued as stay entitlements in the Bali Island Villas in Seminyak, Bali.

This transaction was discussed with Kabani & Co. CPA’s, our independent auditors, and as a result the transaction was recorded at cost in the Company’s financial statements being $40,000.00. The shares were revalued to market price on each anniversary of an accounting period. PT Island Concepts Indonesia Tbk stock traded on the Surabaya Stock Exchange until merger of the two Indonesian Stock Exchanges into a single capital market, the Indonesian Stock Exchange, on December 1, 2007.

On January 9, 2007 the Company received comments from the Securities and Exchange Commission in respect of a Registration Statement on Form SB-2, Amendment No. 4 filed on November 17, 2006, some of which related to the above Transfer of Stay Entitlements Agreement and shares held in PT Island Concepts Indonesia Tbk. The Registration Statement Form SB-2 was withdrawn on Form RW August 9, 2007.

On January 7, 2008 the Company received a demand for further information from the Securities and Exchange Commission in respect of a their previous correspondence dated January 9, 2007 not resolved by the withdrawal of the Registration Statement on Form SB-2, Amendment No. 4 on Form RW lodged August 9, 2007.

Further discussions between the Company and the Securities and Exchange Commission have failed to resolve the issues.

b) Share Purchase Agreement

On November 16, 2005, the Company entered into a Share Purchase Agreement with Island Regency Group Ltd f/k/a Meridian Pacific Investments Ltd (“Island Regency”), whereby the company would purchase 20.25 million shares and a warrant to purchase 24.25 million shares of PT Island Concepts Indonesia Tbk (“ICON”) (collectively, “the Shares”). In exchange for the Shares, the company agreed to issue Island Regency 6,000,000 shares of its restricted common stock. Island Regency is considered an affiliate of the company as it owns more than 10% of the outstanding common stock and is controlled by Graham Bristow, who is also the CEO of Regency Property Group, Inc. f/k/a Island Residences Club, Inc.

This transaction was discussed with Kabani & Co. CPA’s, our independent auditors, and as a result the transaction was recorded at cost in the Company’s financial statements being $202,500.00. The shares were revalued to market price on each anniversary of an accounting period. PT Island Concepts Indonesia Tbk stock traded on the Surabaya Stock Exchange until merger of the two Indonesian Stock Exchanges into a single capital market, the Indonesian Stock Exchange, on December 1, 2007.

On January 9, 2007 the Company received comments from the Securities and Exchange Commission in respect of a Registration Statement on Form SB-2, Amendment No. 4 filed on November 17, 2006, some of which related to the above Transfer of Stay Entitlements Agreement and shares held in PT Island Concepts Indonesia Tbk. The Registration Statement Form SB-2 was withdrawn on Form RW August 9, 2007.

On January 7, 2008 the Company received a demand for further information from the Securities and Exchange Commission in respect of a their previous correspondence dated January 9, 2007 not resolved by the withdrawal of the Registration Statement on Form SB-2, Amendment No. 4 on Form RW lodged August 9, 2007.

Further discussions between the Company and the Securities and Exchange Commission have failed to resolve the issues.

c) Termination of Material Definitive Agreements

On October 31, 2008, both agreements were rescinded by the Company because the Company could not account for the transactions in an acceptable form as required by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regency Property Group, Inc.
(Registrant)

By:	/s/ GRAHAM JAMES BRISTOW
Graham James Bristow President & Chief Executive Officer

Date:

October 31, 2008

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